Exhibit 99.1

Republic Bancorp, Inc. Reports Second Quarter Net Income of $15.8 Million

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 17, 2020--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) reported solid second quarter net income of $15.8 million resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) of $0.76. Year-to-date (“YTD”) net income for the first six months of 2020 was $42.5 million resulting in return on average assets (“ROA”) and return on average equity (“ROE”) of 1.45% and 10.79%. Net income for the second quarter and first six months of 2020 was negatively impacted by estimated Provisions for Expected Credit Loss Expense (“Provision”) directly related to the on-going COVID-19 pandemic.

Steve Trager, Chairman & CEO of Republic commented, “With 2020 halfway over, I think we can all say that it will go down as one of the most unforgettable years in our lifetimes. As the CEO of a publicly traded company, I am proud of our operating performance during these challenging times, and I believe our financial results speak for themselves. In addition, I am also extremely proud of our organizational response to the COVID-19 pandemic. We were able to support our client base at an elite level while also protecting our associates and the communities we serve during a very scary time. I cannot stress enough how incredible the efforts were, and continue to be, from all of our associates in this endeavor, with nearly 80% of our workforce working from home through much of the pandemic. With the world slowly returning to normal business operations, we reopened our banking centers to foot traffic on June 4th, and on June 15th began bringing back up to 25% of our back-office support staff. Our “return-to-work” team continues to refine its plan to bring all of our associates back to the office over an extended period of time, provided we can do so in a safe-and-sound manner.”

Trager continued, “Just as important at this time, all of us at Republic are heartbroken by recent events that led to the current protests and demands for change. Our Executive Team has spent many hours listening – first to our Black and African-American associates, and then to the leaders and change-makers from the community. This reinforced our belief that corporate America, first and foremost, must step up to ensure economic equality for all. Initially, we have plans to develop a community loan fund, which will be designed to help small businesses in need within economically challenged areas of the communities we serve. We recognize these are small first steps on a very long journey to racial equity and justice, but we are committed to long-standing efforts that will positively impact the Black and African-American community.”

The following table highlights Republic’s financial performance for the three and six months ended June 30, 2020 and 2019:

	Total Company Financial Performance Highlights
	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
(dollars in thousands, except per share data)	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change

Income Before Income Tax Expense*	$19,597	$21,183	$(1,586)	(7)%	$53,175	$58,159	$(4,984)	(9)%
Net Income *	15,804	18,007	(2,203)	(12)	42,501	47,523	(5,022)	(11)
Diluted Earnings per Class A Common Share	0.76	0.86	(0.10)	(12)	2.04	2.28	(0.24)	(11)
Return on Average Assets	1.04%	1.31%	NA	(21)	1.45%	1.73%	NA	(16)
Return on Average Equity	7.93	9.88	NA	(20)	10.79	13.24	NA	(19)

* Results by reportable segment provided near the end of this earnings release.
NA – Not applicable

Results of Operations for the Second Quarter of 2020 Compared to the Second Quarter of 2019

Core Bank(1)

Net income from Core Banking was $13.2 million for the second quarter of 2020, a 2% increase from the second quarter of 2019, while pretax net income from Core Banking for the second quarter of 2020 was even more favorable with a 12% increase over the second quarter of 2019. The comparability of second quarter net income for the Core Bank was negatively impacted by the benefit of certain infrequent income tax items recorded during the second quarter of 2019. Particularly strong revenues from the Core Bank’s Mortgage Banking and Warehouse Lending (“Warehouse”) segments, along with income from the origination of $526 million in Paycheck Protection Program (“PPP”) loans, drove the Core Bank’s second quarter earnings in 2020. Partially offsetting these increases was additional Provision, as management continues to update the estimated impact of the COVID-19 pandemic to the Core Bank’s loan portfolio.

Net Interest Income – Core Bank net interest income was $45.5 million for the second quarter of 2020, a 1% decrease from the same period in 2019. Industry-wide net interest margin compression was the primary driver of the slight decrease and was partially offset by the benefit to net interest income of robust loan growth in the Warehouse segment and solid loan growth within the Traditional Banking segment, particularly within the PPP portfolio. Overall, average Core Bank loans grew $434 million, or 10%, from the second quarter of 2019. Usage rates on the Core Bank’s Warehouse lines rose from 57% during the second quarter of 2019 to 68% during the second quarter of 2020, driving average Warehouse balances from $635 million to a robust $807 million during these same time periods. The Core Bank’s Traditional Banking segment loan averages grew $232 million over the second quarter of 2019, driven by $526 million in PPP loans originated during the second quarter of 2020. The Bank earns an annual coupon of 1% plus lender fees for each PPP origination.

Consistent with a 225 basis point drop in the Federal Funds Target Rate over the past 12 months, the Core Bank’s net interest spread and net interest margin compressed 26 basis points and 39 basis points, respectively, from the second quarter of 2019 to the same period in 2020. The Core Bank’s net interest spread, the weighted average rate earned on its interest-earning assets less the weighted average cost paid on its interest-bearing liabilities, contracted primarily because the Core Bank’s liabilities had less room to reprice downward than its asset counterparts. The Core Bank’s net interest margin contracted 13 basis points more than the contraction in its net interest spread due to the reduction in benefit it realizes from its noninterest-bearing funding sources.

The following tables present by reportable segment the overall changes in the Core Bank’s net interest income, net interest margin, as well as average and period-end loan balances:

	Net Interest Income			Net Interest Margin
(dollars in thousands)	Three Months Ended Jun. 30,			Three Months Ended Jun. 30,
Reportable Segment	2020	2019	Change	2020	2019	Change

Traditional Banking*	$39,035	$41,877	$(2,842)	3.26%	3.75%	(0.49)%
Warehouse Lending	6,063	3,957	2,106	3.01	2.49	0.52
Mortgage Banking*	419	170	249	NM	NM	NM
Core Bank	$45,517	$46,004	$(487)	3.23	3.62	(0.39)

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Jun. 30,				Jun. 30,
Reportable Segment	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change

Traditional Banking*	$3,883,753	$3,651,630	$232,123	6%	$3,935,823	$3,699,576	$236,247	6%
Warehouse Lending	806,771	634,688	172,083	27	1,029,779	737,794	291,985	40
Mortgage Banking*	42,290	12,153	30,137	248	40,028	13,883	26,145	188
Core Bank	$4,732,814	$4,298,471	$434,343	10	$5,005,630	$4,451,253	$554,377	12

*Includes loans held for sale
NM – Not meaningful

Provision for Expected Credit Loss Expense – The Core Bank’s Provision increased to $3.5 million for the second quarter of 2020 from $1.8 million for the same period in 2019. The Provision for the second quarter of 2020 primarily reflected $4.6 million of Provision related to the potential impact of the COVID-19 pandemic to the Core Bank’s loan portfolio partially offset by a reduction of $1.5 million in reserves due to a $112 million decrease in non-PPP Traditional Bank loans during the second quarter of 2020. The Provision for the second quarter of 2019 included a $1.2 million estimated specific loan loss reserve for one commercial-related client that defaulted during the period.

As of June 30, 2020, the Traditional Banking segment maintained $793 million in loans under deferral and forbearance agreements due to COVID-19 hardship. These deferral and forbearance agreements were generally under three-month terms but could be further extended based on underlying borrower circumstances. The following table presents the balances of loans in COVID-19 related deferral or forbearance, the balance of PPP loans, and the remainder of the Traditional Bank’s loan portfolio by loan class as of June 30, 2020:

				Total
June 30, 2020 (dollars in thousands)	COVID-19 Hardship (1)	PPP Loans	Other Loans	Traditional Banking

Traditional Banking:
Residential real estate:
Owner occupied	$51,570	$—	$833,755	$885,325
Nonowner occupied	58,754	—	195,946	254,700
Commercial real estate	491,314	—	830,976	1,322,290
Commercial & industrial	141,720	511,065	251,942	904,727
Construction & land development	28,927	—	128,327	157,254
Lease financing receivables	2,443	—	9,421	11,864
Home equity	13,776	—	251,490	265,266
Consumer	4,678	—	129,719	134,397
Total Traditional Banking	$793,182	$511,065	$2,631,576	$3,935,823
Percent of Total Traditional Banking	20%	13%	67%	100%

(1) Loans under deferral or forbearance agreements due to COVID-19 hardship. Agreements are generally under three-month terms.

Noninterest Income – Core Bank noninterest income was $14.5 million during the second quarter of 2020, a $4.2 million, or 41%, increase from the solid $10.3 million achieved during the second quarter of 2019. Items significantly impacting noninterest income for the quarter included the following:

  Mortgage Banking income increased $6.0 million, resulting from a $137 million increase in secondary market loans originated from period to period combined with a $59 million increase in the Bank’s pipeline of secondary market loans from June 30, 2019 to June 30, 2020. The increase in volume is a proud accomplishment, as our Mortgage Banking associates accommodated this high demand in a predominantly digital and virtual environment, while maintaining industry-strong closing times.
  Offsetting the increase in Mortgage Banking income were decreases in Service Charges on Deposits of $1.1 million and Interchange Income of $444,000. These decreases largely reflect a change in consumer savings and spending patterns during the pandemic-driven economic restrictions. At this time, the Company is uncertain if and for how long these current patterns will continue.

Noninterest Expense – Core Bank noninterest expense increased 1% when comparing the second quarter of 2020 to the same period in 2019. Items significantly impacting noninterest expense for the quarter included the following:

  Salaries and benefits expense increased $894,000, or 4%, substantially driven by higher Mortgage Banking commissions.
  Data Processing expense increased $483,000, or 22%, driven by the Company’s increased investment in Software-as-a-Service applications since June 30, 2019.
  Offsetting the above were decreases in Marketing and Development, Interchange, and Travel and Entertainment expenses, with each of these expenses driven downward as a direct result of pandemic-related influences.

Republic Processing Group(2)

Republic Processing Group (“RPG”) reported net income of $2.6 million for the second quarter of 2020 compared to $5.1 million for the same period in 2019, with a $3.5 million decrease in net income at RPG’s Tax Refund Solutions (“TRS”) segment partially offset by a $1.0 million increase in net income at its Republic Credit Solutions (“RCS”) segment.

Tax Refund Solutions

Related to TRS, an increase in estimated Provision for its Easy Advance (“EA”) loans drove the negative swing in net income for the quarter. Overall, the TRS Provision increased from a net charge of $392,000 during the second quarter of 2019 to a net charge of $4.4 million during the second quarter of 2020. With the second quarter EA paydowns, the percent of unpaid EA’s to total EA’s originated dropped to 5.05% at June 30, 2020. This compares to 3.45% at June 30, 2019, a difference of 160 basis points. By comparison, the unpaid EA percentage was 6.77% at March 31, 2020, compared to 5.84% at March 31, 2019, representing a difference of 93 basis points.

The higher net charges to the Provision during the second quarter of 2020 and the higher unpaid EA balances as a percentage of EA originations as of June 30, 2020, resulted from repayment rates from the U.S. Treasury that significantly lagged those during the second quarter of 2019. Management believes the significant decline in repayment rates from the U.S. Treasury during the second quarter of 2020 was directly related to the impact of the current COVID-19 pandemic and the ability of the IRS to facilitate payment processing for certain types of tax returns that require further taxpayer communication and verification. While management is optimistic that EA loss rates could still finish more in-line with those from the prior years, management is uncertain if or when this turnaround could occur. As a result, the Company completely charged-off all remaining unpaid EA’s as of June 30, 2020, in-line with its customary June 30th charge-off policy for EA loans. Any EA payments received after June 30, 2020 will be credited as a direct recovery to the Provision in the period it is received.

In addition to an increase in EA related Provision, a $716,000, or 20%, decrease in net Refund Transfer (“RT”) revenues during the second quarter of 2020 compared to the second quarter of 2019 also negatively impacted TRS’s quarter-to-quarter comparison. RT’s processed decreased 8% and revenue per RT decreased 1% from 2019 to 2020. As with the lag in payments from the U.S. Treasury related to EA’s, management believes the COVID-19 pandemic also negatively impacted 2020 RT volume, particularly within the second quarter of 2020.

Republic Credit Solutions

Net income at RCS increased from $4.1 million during the second quarter of 2019 to $5.1 million for the second quarter of 2020. The increase in RCS’s net income primarily reflected a release of $3.2 million in RCS’s reserves as a result of a $7 million decrease in outstanding balances for its line-of-credit product during the second quarter of 2020. Provision expense for RCS’s line-of-credit product swung from a net charge of $2.2 million during the second quarter of 2019 to a net credit of $1.5 million for second quarter of 2020. RCS provides for losses on this line-of-credit product at approximately 49% of outstanding balances, while earning approximately 90% of its total revenue (interest income and noninterest income) from this product. The $3.7 million reduction in RCS’s Provision for the quarter was partially offset by a $2.0 million reduction in RCS’s revenues resulting from the decrease in outstanding loan balances.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 42 full-service banking centers and two loan production offices throughout five states: 28 banking centers in 8 Kentucky communities – Covington, Crestview Hills, Florence, Georgetown, Lexington, Louisville, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, New Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace, and one loan production office in Oldsmar; two banking centers in two Tennessee communities (Nashville MSA) – Cool Springs and Green Hills, and one loan production office in Brentwood; and two banking centers in two Ohio communities (Cincinnati MSA) – Norwood and West Chester. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately branded, nation-wide digital banking at www.mymemorybank.com. The Company has $6.5 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the yield curve, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, and other future conditions, including, but not limited to, the impact of the COVID-19 pandemic. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019 and quarterly report on Form 10-Q for the period ended March 31, 2020. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

Republic Bancorp, Inc. Financial Information
Second Quarter 2020 Earnings Release
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Jun. 30, 2020	Dec. 31, 2019	Jun. 30, 2019
Assets:
Cash and cash equivalents	$560,195	$385,303	$473,779
Investment securities, net of allowance for credit losses (3)	545,607	537,074	447,512
Loans held for sale	52,992	31,468	63,949
Loans held for sale upon branch divestiture	—	—	131,881
Loans	5,065,092	4,433,151	4,390,533
Allowance for credit losses (3)	(55,097)	(43,351)	(45,983)
Loans, net	5,009,995	4,389,800	4,344,550
Federal Home Loan Bank stock, at cost	25,629	30,831	32,242
Premises and equipment, net	42,753	46,196	44,199
Right-of-use assets	34,450	35,206	37,450
Goodwill	16,300	16,300	16,300
Other real estate owned ("OREO")	2,194	113	1,095
Bank owned life insurance ("BOLI")	67,217	66,433	65,642
Other assets and accrued interest receivable	103,243	81,595	64,535
Total assets	$6,460,575	$5,620,319	$5,723,134

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,821,400	$1,033,379	$1,003,793
Interest-bearing	3,196,685	2,752,629	2,557,127
Deposits held for assumption upon branch divestiture	—	—	152,954
Total deposits	5,018,085	3,786,008	3,713,874

Securities sold under agreements to repurchase and other short-term borrowings	177,397	167,617	226,002
Operating lease liabilities	35,571	36,530	38,852
Federal Reserve Paycheck Protection Program Liquidity Facility	169,209	—	—
Federal Home Loan Bank advances	137,500	750,000	915,000
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	85,954	74,680	56,738
Total liabilities	5,664,956	4,856,075	4,991,706

Stockholders' equity	795,619	764,244	731,428
Total liabilities and stockholders' equity	$6,460,575	$5,620,319	$5,723,134

Average Balance Sheet Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2020	2019	2020	2019
Assets:
Federal funds sold and other interest-earning deposits	$299,760	$297,205	$253,548	$293,587
Investment securities, including FHLB stock	605,776	514,366	562,751	538,923
Loans, including loans held for sale	4,867,622	4,424,905	4,680,380	4,341,254
Total interest-earning assets	5,773,158	5,236,476	5,496,679	5,173,764
Total assets	6,094,421	5,480,525	5,860,683	5,478,609

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits, including those held for assumption	$1,697,603	$1,098,817	$1,473,314	$1,178,198
Interest-bearing deposits, including those held for assumption	2,880,988	2,588,836	2,868,160	2,609,188
Securities sold under agreements to
repurchase and other short-term borrowings	176,541	220,189	192,755	225,864
Federal Reserve Paycheck Protection Program Liquidity Facility	122,769	—	61,384	—
Federal Home Loan Bank advances	263,296	710,879	317,307	611,695
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,484,834	3,561,144	3,480,846	3,487,987
Stockholders' equity	797,227	728,723	788,064	717,838

Republic Bancorp, Inc. Financial Information
Second Quarter 2020 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2020	2019	2020	2019

Total interest income (4)	$57,091	$65,664	$138,250	$148,297
Total interest expense	4,886	11,718	13,307	22,052
Net interest income	52,205	53,946	124,943	126,245

Provision for expected credit loss expense (3)	6,534	4,460	29,294	21,691

Noninterest income:
Service charges on deposit accounts	2,451	3,598	5,587	6,901
Net refund transfer fees	2,913	3,629	18,736	20,729
Mortgage banking income	8,398	2,416	13,193	3,955
Interchange fee income	2,808	3,257	5,360	6,014
Program fees	1,138	1,037	3,762	2,111
Increase in cash surrender value of BOLI	395	377	784	759
Net gains on OREO	1	90	4	220
Other	647	721	1,894	1,853
Total noninterest income	18,751	15,125	49,320	42,542

Noninterest expense:
Salaries and employee benefits	26,324	25,286	52,946	50,362
Occupancy and equipment, net	6,715	6,472	13,561	13,056
Communication and transportation	1,353	1,071	2,642	2,232
Marketing and development	1,018	1,278	1,851	2,380
FDIC insurance expense	299	295	299	743
Bank franchise tax expense	914	935	3,420	3,431
Data processing	2,753	2,217	5,292	4,313
Interchange related expense	1,173	1,302	2,249	2,617
Supplies	539	582	991	1,066
Other real estate owned and other repossession expense	21	148	39	194
Legal and professional fees	1,025	844	2,262	1,730
Other	2,691	2,998	6,242	6,813
Total noninterest expense	44,825	43,428	91,794	88,937

Income before income tax expense	19,597	21,183	53,175	58,159
Income tax expense	3,793	3,176	10,674	10,636
Net income	$15,804	$18,007	$42,501	$47,523

Republic Bancorp, Inc. Financial Information Second Quarter 2020 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2020	2019	2020	2019
Per Share Data:

Basic weighted average shares outstanding	21,016	21,016	21,035	20,997
Diluted weighted average shares outstanding	21,041	21,138	21,077	21,125

Period-end shares outstanding:
Class A Common Stock	18,708	18,740	18,708	18,740
Class B Common Stock	2,200	2,208	2,200	2,208

Book value per share (5)	$38.05	$34.92	$38.05	$34.92
Tangible book value per share (5)	36.93	33.87	36.93	33.87

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.76	$0.86	$2.04	$2.29
Basic EPS - Class B Common Stock	0.69	0.79	1.86	2.08
Diluted EPS - Class A Common Stock	0.76	0.86	2.04	2.28
Diluted EPS - Class B Common Stock	0.69	0.78	1.85	2.07

Cash dividends declared per Common share:
Class A Common Stock	$0.286	$0.264	$0.572	$0.528
Class B Common Stock	0.260	0.240	0.520	0.480

Performance Ratios:

Return on average assets	1.04%	1.31%	1.45%	1.73%
Return on average equity	7.93	9.88	10.79	13.24
Efficiency ratio (6)	63	63	53	53
Yield on average interest-earning assets (4)	3.96	5.02	5.03	5.73
Cost of average interest-bearing liabilities	0.56	1.32	0.76	1.26
Cost of average deposits (7)	0.32	0.75	0.46	0.72
Net interest spread (4)	3.40	3.70	4.27	4.47
Net interest margin - Total Company (4)	3.62	4.12	4.55	4.88
Net interest margin - Core Bank (1)	3.23	3.62	3.43	3.69

Other Information:

End of period FTEs (8) - Total Company	1,094	1,089	1,094	1,089
End of period FTEs - Core Bank	1,001	1,012	1,001	1,012
Number of full-service banking centers	42	45	42	45

Republic Bancorp, Inc. Financial Information
Second Quarter 2020 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2020	2019	2020	2019
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$19,884	$19,238	$19,884	$19,238
Loans past due 90-days-or-more and still on accrual	535	166	535	166
Total nonperforming loans	20,419	19,404	20,419	19,404
OREO	2,194	1,095	2,194	1,095
Total nonperforming assets	$22,613	$20,499	$22,613	$20,499

Nonperforming Assets - Core Bank (1):
Loans on nonaccrual status	$19,884	$19,238	$19,884	$19,238
Loans past due 90-days-or-more and still on accrual	—	—	—	—
Total nonperforming loans	19,884	19,238	19,884	19,238
OREO	2,194	1,095	2,194	1,095
Total nonperforming assets	$22,078	$20,333	$22,078	$20,333

Delinquent loans:
Delinquent loans - Core Bank	$7,862	$12,524	$7,862	$12,524
Delinquent loans - RPG (2)	6,184	6,802	6,184	6,802
Total delinquent loans - Total Company	$14,046	$19,326	$14,046	$19,326

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.40%	0.44%	0.40%	0.44%
Nonperforming assets to total loans (including OREO)	0.45	0.47	0.45	0.47
Nonperforming assets to total assets	0.35	0.36	0.35	0.36
Allowance for credit losses to total loans	1.09	1.05	1.09	1.05
Allowance for credit losses to nonperforming loans	270	237	270	237
Delinquent loans to total loans (9)	0.28	0.44	0.28	0.44
Net charge-offs to average loans (annualized)	1.80	1.49	1.03	0.94

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.40%	0.45%	0.40%	0.45%
Nonperforming assets to total loans (including OREO)	0.44	0.47	0.44	0.47
Nonperforming assets to total assets	0.36	0.37	0.36	0.37
Allowance for credit losses to total loans	0.92	0.77	0.92	0.77
Allowance for credit losses to nonperforming loans	230	171	230	171
Delinquent loans to total loans	0.16	0.29	0.16	0.29
Net charge-offs to average loans (annualized)	0.04	0.04	0.01	0.04

Republic Bancorp, Inc. Financial Information
Second Quarter 2020 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Assets:
Cash and cash equivalents	$560,195	$316,263	$385,303	$397,072	$473,779
Investment securities, net of allowance for credit losses (3)	545,607	608,330	537,074	638,697	447,512
Loans held for sale	52,992	54,904	31,468	51,243	63,949
Loans held for sale upon branch divestiture	—	—	—	130,770	131,881
Loans	5,065,092	4,515,599	4,433,151	4,664,054	4,390,533
Allowance for credit losses (3)	(55,097)	(70,431)	(43,351)	(46,932)	(45,983)
Loans, net	5,009,995	4,445,168	4,389,800	4,617,122	4,344,550
Federal Home Loan Bank stock, at cost	25,629	38,900	30,831	32,242	32,242
Premises and equipment, net	42,753	44,215	46,196	46,735	44,199
Right-of-use assets	34,450	34,349	35,206	36,051	37,450
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	2,194	85	113	119	1,095
Bank owned life insurance	67,217	66,822	66,433	66,037	65,642
Other assets and accrued interest receivable	103,243	96,697	81,595	71,259	64,535
Total assets	$6,460,575	$5,722,033	$5,620,319	$6,103,647	$5,723,134

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,821,400	$1,300,891	$1,033,379	$1,031,553	$1,003,793
Interest-bearing	3,196,685	2,770,566	2,752,629	2,703,199	2,557,127
Deposits held for assumption upon branch divestiture	—	—	—	142,384	152,954
Total deposits	5,018,085	4,071,457	3,786,008	3,877,136	3,713,874

Securities sold under agreements to repurchase and other short-term borrowings	177,397	126,080	167,617	167,949	226,002
Operating lease liabilities	35,571	35,537	36,530	37,391	38,852
Federal Reserve Paycheck Protection Program Liquidity Facility	169,209	—	—	—	—
Federal Home Loan Bank advances	137,500	572,500	750,000	1,170,000	915,000
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	85,954	91,173	74,680	65,484	56,738
Total liabilities	5,664,956	4,937,987	4,856,075	5,359,200	4,991,706

Stockholders' equity	795,619	784,046	764,244	744,447	731,428
Total liabilities and stockholders' equity	$6,460,575	$5,722,033	$5,620,319	$6,103,647	$5,723,134

Average Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Assets:
Federal funds sold and other interest-earning deposits	$299,760	$207,335	$152,286	$302,156	$297,205
Investment securities, including FHLB stock	605,776	519,726	632,559	547,281	514,366
Loans, including loans held for sale	4,867,622	4,493,137	4,588,538	4,606,139	4,424,905
Total interest-earning assets	5,773,158	5,220,198	5,373,383	5,455,576	5,236,476
Total assets	6,094,421	5,626,946	5,638,498	5,711,636	5,480,525

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits, including those held for assumption	$1,697,603	$1,249,025	$1,062,010	$1,065,904	$1,098,817
Interest-bearing deposits, including those held for assumption	2,880,988	2,855,332	2,966,993	2,833,632	2,588,836
Securities sold under agreements to
repurchase and other short-term borrowings	176,541	208,969	248,558	246,889	220,189
Federal Reserve Paycheck Protection Program Liquidity Facility	122,769	—	—	—	—
Federal Home Loan Bank advances	263,296	371,319	469,130	690,457	710,879
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,484,834	3,476,860	3,725,921	3,812,218	3,561,144
Stockholders' equity	797,227	778,900	758,740	742,176	728,723

Republic Bancorp, Inc. Financial Information Second Quarter 2020 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019

Total interest income (4)	$57,091	$81,159	$64,527	$68,059	$65,664
Total interest expense	4,886	8,421	10,132	12,573	11,718
Net interest income	52,205	72,738	54,395	55,486	53,946

Provision for expected credit loss expense (3)	6,534	22,760	914	3,153	4,460

Noninterest income:
Service charges on deposit accounts	2,451	3,136	3,547	3,749	3,598
Net refund transfer fees	2,913	15,823	112	317	3,629
Mortgage banking income	8,398	4,795	2,480	3,064	2,416
Interchange fee income	2,808	2,552	2,814	3,031	3,257
Program fees	1,138	2,624	1,284	1,317	1,037
Increase in cash surrender value of BOLI	395	389	397	394	377
Net gains on OREO	1	3	53	267	90
Net gain (loss) on branch divestiture	—	—	7,948	(119)	—
Other	647	1,247	1,020	791	721
Total noninterest income	18,751	30,569	19,655	12,811	15,125

Noninterest expense:
Salaries and employee benefits	26,324	26,622	23,997	24,822	25,286
Occupancy and equipment, net	6,715	6,846	6,497	6,571	6,472
Communication and transportation	1,353	1,289	1,198	1,017	1,071
Marketing and development	1,018	833	1,223	1,420	1,278
FDIC insurance expense	299	—	—	—	295
Bank franchise tax expense	914	2,506	927	935	935
Data processing	2,753	2,539	2,532	2,344	2,217
Interchange related expense	1,173	1,076	1,115	1,138	1,302
Supplies	539	452	335	292	582
OREO expense	21	18	2	130	148
Legal and professional fees	1,025	1,237	601	1,026	844
Other	2,691	3,551	2,408	2,716	2,998
Total noninterest expense	44,825	46,969	40,835	42,411	43,428

Income before income tax expense	19,597	33,578	32,301	22,733	21,183
Income tax expense	3,793	6,881	6,533	4,325	3,176
Net income	$15,804	$26,697	$25,768	$18,408	$18,007

Republic Bancorp, Inc. Financial Information Second Quarter 2020 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Per Share Data:

Basic weighted average shares outstanding	21,016	21,035	21,036	21,036	21,016
Diluted weighted average shares outstanding	21,041	21,094	21,133	21,137	21,138

Period-end shares outstanding:
Class A Common Stock	18,708	18,687	18,737	18,744	18,740
Class B Common Stock	2,200	2,200	2,206	2,208	2,208

Book value per share (5)	$38.05	$37.54	$36.49	$35.54	$34.92
Tangible book value per share (5)	36.93	36.45	35.41	34.47	33.87

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.76	$1.29	$1.23	$0.88	$0.86
Basic EPS - Class B Common Stock	0.69	1.17	1.13	0.80	0.79
Diluted EPS - Class A Common Stock	0.76	1.28	1.23	0.88	0.86
Diluted EPS - Class B Common Stock	0.69	1.16	1.12	0.80	0.78

Cash dividends declared per Common share:
Class A Common Stock	$0.286	$0.286	$0.264	$0.264	$0.264
Class B Common Stock	0.260	0.260	0.240	0.240	0.240

Performance Ratios:

Return on average assets	1.04%	1.90%	1.83%	1.29%	1.31%
Return on average equity	7.93	13.71	13.58	9.92	9.88
Efficiency ratio (6)	63	45	62	62	63
Yield on average interest-earning assets (4)	3.96	6.22	4.80	4.99	5.02
Cost of average interest-bearing liabilities	0.56	0.97	1.09	1.32	1.32
Cost of average deposits (7)	0.32	0.61	0.74	0.82	0.75
Net interest spread (4)	3.40	5.25	3.71	3.67	3.70
Net interest margin - Total Company (4)	3.62	5.57	4.05	4.07	4.12
Net interest margin - Core Bank (1)	3.23	3.65	3.56	3.56	3.62

Other Information:

End of period FTEs (8) - Total Company	1,094	1,077	1,080	1,093	1,089
End of period FTEs - Core Bank	1,001	994	997	1,013	1,012
Number of full-service banking centers	42	42	41	45	45

Republic Bancorp, Inc. Financial Information
Second Quarter 2020 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$19,884	$20,358	$23,332	$20,574	$19,238
Loans past due 90-days-or-more and still on accrual	535	495	157	175	166
Total nonperforming loans	20,419	20,853	23,489	20,749	19,404
OREO	2,194	85	113	119	1,095
Total nonperforming assets	$22,613	$20,938	$23,602	$20,868	$20,499

Nonperforming Assets - Core Bank (1):
Loans on nonaccrual status	$19,884	$20,358	$23,332	$20,574	$19,238
Loans past due 90-days-or-more and still on accrual	—	—	—	-	-
Total nonperforming loans	19,884	20,358	23,332	20,574	19,238
OREO	2,194	85	113	119	1,095
Total nonperforming assets	$22,078	$20,443	$23,445	$20,693	$20,333

Delinquent Loans:
Delinquent loans - Core Bank	$7,862	$11,863	$13,042	$13,496	$12,524
Delinquent loans - RPG (2) (10)	6,184	30,764	7,762	6,876	6,802
Total delinquent loans - Total Company	$14,046	$42,627	$20,804	$20,372	$19,326

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.40%	0.46%	0.53%	0.44%	0.44%
Nonperforming assets to total loans (including OREO)	0.45	0.46	0.53	0.45	0.47
Nonperforming assets to total assets	0.35	0.37	0.42	0.34	0.36
Allowance for credit losses to total loans	1.09	1.56	0.98	1.01	1.05
Allowance for credit losses to nonperforming loans	270	338	185	226	237
Delinquent loans to total loans (9) (10)	0.28	0.94	0.47	0.44	0.44
Net charge-offs to average loans (annualized)	1.80	0.19	0.39	0.68	1.49

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.40%	0.46%	0.54%	0.45%	0.45%
Nonperforming assets to total loans (including OREO)	0.44	0.47	0.54	0.45	0.47
Nonperforming assets to total assets	0.36	0.38	0.43	0.35	0.37
Allowance for credit losses to total loans	0.92	0.97	0.70	0.73	0.77
Allowance for credit losses to nonperforming loans	230	210	129	163	171
Delinquent loans to total loans	0.16	0.27	0.30	0.30	0.29
Net (recoveries) charge-offs to average loans (annualized)	0.04	(0.03)	0.19	0.15	0.04

Republic Bancorp, Inc. Financial Information
Second Quarter 2020 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of June 30, 2020, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Bankingoperations, while the last two segments collectively constitute Republic Processing Group (“RPG”) operations. MemoryBank®, the Company’s national branchless banking platform is part of the Traditional Banking segment.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenue:

Core Banking:

Traditional Banking

Provides traditional banking products to clients in its market footprint primarily via its network of banking centers and to clients outside of its market footprint primarily via its digital delivery channels.

Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single-family, first-lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions

TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refunds through Refund Transfer products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.

Loans, refund transfers, and prepaid cards.

Republic Credit Solutions

Offers consumer credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near-prime borrowers.

Unsecured, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2019 Annual Report on Form 10-K. Republic evaluates segment performance using operating income. The Company allocates goodwill to the Traditional Banking segment. Republic generally allocates income taxes based on income before income tax expense unless reasonable and specific segment allocations can be made. The Company makes transactions among reportable segments at carrying value.

Republic Bancorp, Inc. Financial Information
Second Quarter 2020 Earnings Release (continued)

Segment information for the three and six months ended June 30, 2020 and 2019 follows:

	Three Months Ended June 30, 2020
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$39,035	$6,063	$419	$45,517	$1,081	$5,607	$6,688	$52,205

Provision for expected credit loss expense	3,080	449	—	3,529	4,448	(1,443)	3,005	6,534

Net refund transfer fees	—	—	—	—	2,913	—	2,913	2,913
Mortgage banking income	—	—	8,398	8,398	—	—	—	8,398
Program fees	—	—	—	—	618	520	1,138	1,138
Other noninterest income	6,126	17	8	6,151	151	—	151	6,302
Total noninterest income	6,126	17	8,406	14,549	3,682	520	4,202	18,751

Total noninterest expense	36,688	811	2,689	40,188	3,734	903	4,637	44,825

Income before income tax expense	5,393	4,820	6,136	16,349	(3,419)	6,667	3,248	19,597
Income tax expense	729	1,085	1,288	3,102	(853)	1,544	691	3,793
Net income	$4,664	$3,735	$4,848	$13,247	$(2,566)	$5,123	$2,557	$15,804

Period-end assets	$4,967,759	$1,028,400	$54,518	$6,050,677	$306,583	$103,315	$409,898	$6,460,575

Net interest margin	3.26%	3.01%	NM	3.23%	NM	NM	NM	3.62%

Net-revenue concentration*	63%	9%	12%	84%	7%	9%	16%	100%

	Three Months Ended June 30, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$41,877	$3,957	$170	$46,004	$710	$7,232	$7,942	$53,946

Provision for expected credit loss expense	1,427	417	—	1,844	392	2,224	2,616	4,460

Net refund transfer fees	—	—	—	—	3,629	—	3,629	3,629
Mortgage banking income	—	—	2,416	2,416	—	—	—	2,416
Program fees	—	—	—	—	50	987	1,037	1,037
Other noninterest income	7,853	13	56	7,922	89	32	121	8,043
Total noninterest income	7,853	13	2,472	10,338	3,768	1,019	4,787	15,125

Total noninterest expense	37,764	792	1,354	39,910	2,849	669	3,518	43,428

Income before income tax expense	10,539	2,761	1,288	14,588	1,237	5,358	6,595	21,183
Income tax expense	744	621	270	1,635	288	1,253	1,541	3,176
Net income	$9,795	$2,140	$1,018	$12,953	$949	$4,105	$5,054	$18,007

Period-end assets	$4,805,449	$738,300	$20,568	$5,564,317	$36,834	$121,983	$158,817	$5,723,134

Net interest margin	3.75%	2.49%	NM	3.62%	NM	NM	NM	4.12%

Net-revenue concentration*	72%	6%	4%	82%	6%	12%	18%	100%

*Net revenues represent total net interest income plus noninterest income. Net-revenue concentration equals segment-level net revenue divided by total Company net revenue.

	Six Months Ended June 30, 2020
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$79,656	$10,370	$632	$90,658	$21,606	$12,679	$34,285	$124,943

Provision for expected credit loss expense	8,669	781	—	9,450	19,581	263	19,844	29,294

Net refund transfer fees	—	—	—	—	18,736	—	18,736	18,736
Mortgage banking income	—	—	13,193	13,193	—	—	—	13,193
Program fees	—	—	—	—	930	2,832	3,762	3,762
Other noninterest income	13,361	28	32	13,421	208	—	208	13,629
Total noninterest income	13,361	28	13,225	26,614	19,874	2,832	22,706	49,320

Total noninterest expense	73,335	1,614	4,685	79,634	10,363	1,797	12,160	91,794

Income before income tax expense	11,013	8,003	9,172	28,188	11,536	13,451	24,987	53,175
Income tax expense	1,189	1,801	1,926	4,916	2,644	3,114	5,758	10,674
Net income	$9,824	$6,202	$7,246	$23,272	$8,892	$10,337	$19,229	$42,501

Period-end assets	$4,967,759	$1,028,400	$54,518	$6,050,677	$306,583	$103,315	$409,898	$6,460,575

Net interest margin	3.52%	2.86%	NM	3.43%	NM	NM	NM	4.55%

Net-revenue concentration*	53%	6%	8%	67%	24%	9%	33%	100%

	Six Months Ended June 30, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$83,224	$6,852	$272	$90,348	$21,148	$14,749	$35,897	$126,245

Provision for expected credit loss expense	1,616	642	—	2,258	13,826	5,607	19,433	21,691

Net refund transfer fees	—	—	—	—	20,729	—	20,729	20,729
Mortgage banking income	—	—	3,955	3,955	—	—	—	3,955
Program fees	—	—	—	—	196	1,915	2,111	2,111
Other noninterest income	14,749	23	96	14,868	220	659	879	15,747
Total noninterest income	14,749	23	4,051	18,823	21,145	2,574	23,719	42,542

Total noninterest expense	73,314	1,550	2,674	77,538	9,963	1,436	11,399	88,937

Income before income tax expense	23,043	4,683	1,649	29,375	18,504	10,280	28,784	58,159
Income tax expense	2,509	1,054	346	3,909	4,318	2,409	6,727	10,636
Net income	$20,534	$3,629	$1,303	$25,466	$14,186	$7,871	$22,057	$47,523

Period-end assets	$4,805,449	$738,300	$20,568	$5,564,317	$36,834	$121,983	$158,817	$5,723,134

Net interest margin	3.81%	2.63%	NM	3.69%	NM	NM	NM	4.88%

Net-revenue concentration*	58%	4%	3%	65%	25%	10%	35%	100%

*Net revenues represent total net interest income plus noninterest income. Net-revenue concentration equals segment-level net revenue divided by total Company net revenue.

Republic Bancorp, Inc. Financial Information
Second Quarter 2020 Earnings Release (continued)

(1)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

(2)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(3)

Effective January 1, 2020, the Company adopted Accounting Standards Codification (“ASC”) 326 Financial Instruments – Credit Losses, which replaces the pre-January 1, 2020 “probable-incurred” method for calculating the Company’s Allowance for Credit Losses (“ACL”) with the current expected credit loss (“CECL”) method. CECL is applicable to financial assets measured at amortized cost, including loan and lease receivables and held-to-maturity debt securities. CECL also applies to certain off-balance sheet credit exposures. In addition to CECL, ASC 326 made changes to the accounting for Available-for-Sale (“AFS”) debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on AFS debt securities that the Company does not intend or will likely not be compelled to sell.

When measuring an ACL, CECL primarily differs from the probable-incurred method by: a) incorporating a lower “expected” threshold for loss recognition versus a higher “probable” threshold; b) requiring life-of-loan considerations; and c) requiring reasonable and supportable forecasts. The Company’s CECL method is a “static-pool” method that analyzes historical closed pools of loans over their expected lives to attain a loss rate, which is then adjusted for current conditions and reasonable and supportable forecasts prior to being applied to the current balance of the analyzed pools. Due to its reasonably strong correlation to the Company's historical net loan losses, the Company has chosen to use the national unemployment rate as its primary forecasting tool.

In accord with the adoption of ASC 326 and CECL, the Company recorded on January 1, 2020 a $6.7 million, or 16%, increase in the ACL for its loans and leases, a $51,000 ACL for its investment debt securities, and an approximate $456,000 ACL for its off-balance sheet exposures. This adoption also reduced the Company’s retained earnings on a tax-effected basis, with no impact on 2020 earnings. The adoption date increase in ACL for the Company’s loans and leases primarily reflects additional ACL for longer duration loan portfolios, such as the Company's residential real estate and consumer loan portfolios. No additional segmentation of the Bank's loan portfolios was deemed necessary upon adoption.

(4)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income was $7.8 million and $8.4 million for the quarters ended June 30, 2020 and 2019. The amount of loan fee income included in total interest income was $36.2 million and $37.0 million for the six months ended June 30, 2020 and 2019.

The amount of loan fee income included in total interest income per quarter was as follows: $7.8 million (quarter ended June 30, 2020); $28.5 million (quarter ended March 31, 2020); $8.5 million (quarter ended December 31, 2019); $9.1 million (quarter ended September 30, 2019); and $8.4 million (quarter ended June 30, 2019).

Interest income for Easy Advances (“EA’s”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $19.5 million and $19.1 million for the six months ended June 30, 2020 and 2019. EA’s are only offered during the first two months of each year.

(5)

The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019

Total stockholders' equity - GAAP (a)	$795,619	$784,046	$764,244	$744,447	$731,428
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	6,711	5,994	5,888	5,483	5,158
Less: Core deposit intangible	377	423	469	516	562
Tangible stockholders' equity - Non-GAAP (c)	$772,231	$761,329	$741,587	$722,148	$709,408

Total assets - GAAP (b)	$6,460,575	$5,722,033	$5,620,319	$6,103,647	$5,723,134
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	6,711	5,994	5,888	5,483	5,158
Less: Core deposit intangible	377	423	469	516	562
Tangible assets - Non-GAAP (d)	$6,437,187	$5,699,316	$5,597,662	$6,081,348	$5,701,114

Total stockholders' equity to total assets - GAAP (a/b)	12.31%	13.70%	13.60%	12.20%	12.78%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	12.00%	13.36%	13.25%	11.87%	12.44%

Number of shares outstanding (e)	20,908	20,887	20,943	20,948	20,948

Book value per share - GAAP (a/e)	$38.05	$37.54	$36.49	$35.54	$34.92
Tangible book value per share - Non-GAAP (c/e)	36.93	36.45	35.41	34.47	33.87
(6)

The efficiency ratio, a non-GAAP measure with no GAAP comparable, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities and the Company’s net gain from its November 2019 branch divestiture.

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
(dollars in thousands)	2020	2019	2020	2019

Net interest income	$52,205	$53,946	$124,943	$126,245
Noninterest income	18,751	15,125	49,320	42,542
Less: Net gain (loss) on sales, calls, and impairment of debt and equity securities	16	33	16	33
Total adjusted revenue - Non-GAAP (a)	$70,956	$69,071	$174,247	$168,754

Noninterest expense (b)	$44,825	$43,428	$91,794	$88,937

Efficiency Ratio - Non-GAAP (b/a)	63%	63%	53%	53%

	Three Months Ended
(dollars in thousands)	Jun. 30, 2020	Mar. 31, 2020*	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019

Net interest income	$52,205	$72,738	$54,395	$55,486	$53,946
Noninterest income	18,751	30,569	19,655	12,811	15,125
Less: Net gain on branch divestiture	—	—	7,948	(119)	—
Less: Net gain (loss) on sales, calls, and impairment of debt and equity securities	16	40	(12)	19	33
Total adjusted revenue - Non-GAAP (a)	$70,940	$103,267	$66,114	$68,397	$69,038

Noninterest expense (b)	$44,825	$46,969	$40,835	$42,411	$43,428

Efficiency Ratio - Non-GAAP (b/a)	63%	45%	62%	62%	63%

*The Company’s efficiency ratio for the first quarter of each year traditionally benefits from seasonal revenues from its TRS segment.

(7)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(8)	FTEs – Full-time-equivalent employees.

(9)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(10)

Delinquent loans for the RPG segment included $23 million of EA’s at March 31, 2020. EA’s are only offered during the first two months of each year. EA’s do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EA’s are charged-off by the end of the second quarter of each year.

NM – Not meaningful

NA – Not applicable

Contacts

Kevin Sipes
Executive Vice President & Chief Financial Officer
(502) 560-8628